Exhibit 10.1

CBEYOND COMMUNICATIONS, INC.

2002 EQUITY INCENTIVE PLAN

AMENDMENT TO STOCK OPTION AGREEMENTS

Optionee: Anthony M. Abate (“Optionee”)

Date of Amendment: May 12, 2006

Date of Existing Stock Option Agreements to be Amended: June 23, 2004, November 23, 2004 (as amended to date (the “Existing Option Agreements”))

1. Existing Option Agreements. This is an amendment (the “Amendment”) to the Existing Stock Option Agreements listed above between Optionee and Cbeyond Communications, Inc., a Delaware corporation (the “Company”). Optionee currently holds the options (the “Company Options”) to purchase shares of common stock of the Company listed above pursuant to the Existing Option Agreements granted under the Cbeyond Communications, Inc. 2002 Equity Incentive Plan (the “Plan”). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee agree to this Amendment. Capitalized terms used herein without definition shall have the meanings given to such terms in the Plan or the Existing Option Agreements.

2. Vesting. Notwithstanding anything to the contrary contained in the Existing Option Agreements, all of the Company Options shall vest and become fully exercisable on June 23, 2006.

3. Post-Termination Exercise Period. Notwithstanding anything to the contrary contained in the Existing Option Agreements, all of the Company Options shall remain exercisable until December 31, 2006.

4. No Further Amendments. Except as specifically set forth above, all of the remaining terms of the Existing Option Agreements shall remain unchanged and in full force and effect.

5. Miscellaneous. This Amendment may be delivered via facsimile and may be executed in counterparts, each of which shall be deemed an original and all of which shall be constitute document. This Agreement shall be governed by and construed and enforced in accordance with California law without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

CBEYOND COMMUNICATIONS, INC.

By:	/s/ J. Robert Fugate

Print Name:	J. Robert Fugate

Title:	Chief Financial Officer

OPTIONEE
/s/ Anthony M. Abate
Print Name:	Anthony M. Abate